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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 30549

                                    --------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              TECHTEAM GLOBAL, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                               38-2774613
                --------                               ----------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                             27335 West 11 Mile Road
                           Southfield, Michigan 48034
                    ----------------------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class to be    Name of Each Exchange on Which Each
        --------------------------   ------------------------------------
               so Registered              Class is to be Registered
               -------------              -------------------------


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act pursuant to General Instruction A.(d), check the following box.[]

Securities to be registered pursuant to Section 12(g) of the Act:

                     Title of Each Class to be so Registered
                     ----------------------------------------


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         ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Board of Directors of TechTeam Global, Inc. (the "Company") approved the Amendment dated May 5, 2003 ("Second Amendment"), to the Rights Agreement (the "Rights Agreement") dated as of May 6, 1997, by and between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended on August 24, 1999. The Rights were previously registered on Form 8-A on May 9, 1997, with the modification on Form 8-A/A on September 23, 1999. A complete copy of the Rights Agreement is incorporated herein by reference from Exhibit 4.4. to the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1998.

         ITEM 2.   EXHIBITS

         The following exhibits are filed as part of this registration statement:


         Exhibit No.                    Description
         ----------                     -----------


            1                           Second Amendment to Rights Agreement






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  TECHTEAM GLOBAL, INC.
                                                  (Registrant)


                                                  By:    /s/ Michael A. Sosin
                                                        ------------------------
                                                        Name:  Michael A. Sosin
                                                        Title: Secretary


Dated:  May 22, 2003


















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                                 EXHIBIT INDEX



EXHIBIT NO.     DESCRIPTION

EX-1            Second Amendment to Rights Agreement